UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Qunar Cayman Islands Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

17th Floor, Viva Plaza, Building 18, Yard 29

Suzhou Street, Haidian District

Beijing 100080

People’s Republic of China

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing three Class B ordinary shares of par value US$0.001 per share	The NASDAQ Stock Market LLC

Class B ordinary shares, par value US$0.001 per share*	The NASDAQ Stock Market LLC

*	Not for trading, but only in connection with the listing on The NASDAQ Stock Market LLC of the American depositary shares, each of which represents three Class B ordinary shares. The American depositary shares are being registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-6 and, accordingly, are exempt from registration under Section 12 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-191459

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The description of the securities to be registered will be set forth under “Description of Share Capital” and “Description of American Depositary Shares” in a prospectus, constituting part of the registrant’s registration statement on Form F-1 (File No. 333-191459) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). Such description of the securities set forth in the Prospectus is incorporated herein by reference. Copies of such description will be filed with The NASDAQ Stock Market LLC.

Item 2: Exhibits

The securities to be registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. The necessary exhibits will be supplied to The NASDAQ Stock Market LLC and are not filed with or incorporated by reference to this registration statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Qunar Cayman Islands Limited

By:	/s/ CHENCHAO (CC) ZHUANG
Name:	Chenchao (CC) Zhuang
Title:	Chief Executive Officer

Date: October 18, 2013

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